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                                   EXHIBIT 21

                          Airgas, Inc. and Subsidiaries

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             Corporation Name                Domicile
-----------------------------------------    --------
Airgas Canada, Inc.                           Canada
Airgas Carbonic, Inc.                         DE
Airgas Data, LLC                              DE
Airgas East, Inc.                             DE
Airgas Great Lakes, Inc.                      DE
Airgas Gulf States, Inc.                      DE
Airgas Intermountain, Inc.                    CO
Airgas International, Inc.                    VI
Airgas Mid America, Inc.                      DE
Airgas Mid South, Inc.                        DE
Airgas Nor Pac, Inc.                          DE
Airgas Northern California & Nevada, Inc.     DE
Airgas North Central, Inc.                    DE
Airgas S.A. de C.V.                           Mexico
Airgas Safety, Inc.                           DE
Airgas South, Inc.                            DE
Airgas Southwest, Inc.                        DE
Airgas Specialty Gases, Inc.                  TX
Airgas West, Inc.                             CA
ATNL, Inc.                                    DE
Nitrous Oxide Corp.                           DE
Puritan Medical Products, Inc.                DE
Radnor Funding Corp.                          DE
Red-D-Arc, Inc.                               NV
Red-D-Arc Limited                             Canada
Rutland Tool & Supply Co., Inc.               CA
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